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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------



                                    FORM 8-K

                                 CURRENT REPORT


                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):  April 21, 1998

                            ------------------------

                          ORBITAL SCIENCES CORPORATION


        DELAWARE                   0-18287                    06-1209561
(State of incorporation)  (Commission File Number)    (I.R.S. Employer I.D. No.)


                            21700 ATLANTIC BOULEVARD
                             DULLES, VIRGINIA 20166
                                 (703) 406-5000
                         (Address and telephone number
                        of principal executive offices)
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ITEM 5.  OTHER EVENTS.

         On April 21, 1998, Orbital Sciences Corporation ("Orbital" or the "Company") announced its first quarter 1998 financial results. Revenues for the quarter ended March 31, 1998 were $186,159,000, an increase over 1997 first quarter revenues of $122,112,000. Quarterly operating income increased 165% from last year, totaling $16,047,000 in the first quarter of 1998 as compared to $6,047,000 in the 1997 comparable quarter. The Company also reported 1998 first quarter net income of $6,519,000 (or $0.20 earnings per share on a fully diluted basis), up 28% compared to net income of $5,094,000 (or $0.16 earnings per share on a fully diluted basis) for the first quarter of 1997.

         The Company's quarterly financial results by business sector were as follows:

       - For the first quarter of 1998, Orbital's space and ground infrastructure systems sector, including launch vehicles, satellites, electronics and sensors and ground systems, reported revenues of $156,341,000, an increase of 47% over 1997 first quarter revenues of $106,199,000. Infrastructure systems provided net income of approximately $15,961,000 in the 1998 first quarter, up 98% over 1997 first quarter net income of $8,069,000.

       - The Company's satellite access products sector, including mobile satellite navigation, positioning and communications products and transportation management systems, generated revenues of $29,754,000 for the quarter, an increase of 90% over the 1997 comparable quarter. This sector reported a net loss in the first quarter of 1998 of $769,000 as compared to net income of $718,000 in the 1997 first quarter.

       - As anticipated, the Company's satellite services sector, consisting of its ORBCOMM Global, L.P. and Orbital Imaging Corporation affiliates, reported net losses of $8,673,000 in the first quarter of 1998 as compared to net losses of $3,693,000 in the 1997 comparable quarter.

         The table below summarizes the Company's consolidated financial results for the first quarters of 1998 and 1997:

                                               March 31, 1998           March 31, 1997
                                               --------------           --------------
  Revenues                                       $186,159,000             $122,112,000
  Operating Income                                $16,047,000               $6,047,000
  Net Income                                       $6,519,000               $5,094,000
  Earnings per Fully Diluted Share                      $0.20                    $0.16
  Firm Backlog                                 $1,150,000,000             $800,000,000





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         In addition, on April 21, 1998, ORBCOMM Corporation filed a registration statement with the Securities and Exchange Commission for a proposed offering of $125 million of its common stock. All shares of common stock offered are to be issued and sold by ORBCOMM Corporation, which was organized for the sole purpose of investing in and acting as a general partner of ORBCOMM Global, L.P. Orbital, through its majority owned subsidiary, Orbital Communications Corporation, currently holds an approximately 50% partnership interest in ORBCOMM Global, L.P.

         A registration statement relating to the securities of ORBCOMM Corporation has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time that the registration statement becomes effective.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           ORBITAL SCIENCES CORPORATION



Date:    April 27, 1998                    By:  /s/ Jeffrey V. Pirone
                                              ------------------------------
                                                   Jeffrey V. Pirone
                                                   Executive Vice President and
                                                     Chief Financial Officer





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